UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual Meeting of Shareholders of Telephone and Data Systems, Inc. (TDS) held on May 22, 2024, based on the below voting results, the shareholders of TDS approved an amendment (the Amendment) to the Telephone and Data Systems, Inc. 2022 Long-Term Incentive Plan (the 2022 Incentive Plan).

The Amendment increases the number of Common Shares reserved for issuance under the 2022 Incentive Plan by 7 million Common Shares to 12 million Common Shares. The Amendment does not modify the 2022 Incentive Plan except to increase the Common Shares reserved for issuance.

Other terms of the 2022 Incentive Plan, including material terms of performance goals under such plan, are set forth under Proposal 3 of the TDS definitive proxy statement dated April 19, 2024, as filed with the SEC on Schedule 14A on April 19, 2024, which are incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the 2022 Incentive Plan and the Amendment to the 2022 Incentive Plan, which are included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders on May 22, 2024, the following number of votes were cast for the matters indicated. The following voting results are final.

1.Election of Directors.

The following directors received the following votes and were elected:

a. For the election of seven Directors of TDS by the holders of Series A Common Shares:

Nominee	For	Withhold	Broker Non-vote
James W. Butman	75,294,428	31,372	20,040
LeRoy T. Carlson, Jr.	75,296,200	29,600	20,040
Letitia G. Carlson, M.D.	75,296,200	29,600	20,040
Prudence E. Carlson	75,296,200	29,600	20,040
Walter C. D. Carlson	75,296,200	29,600	20,040
Christopher D. O'Leary	75,325,800	—	20,040
Vicki L. Villacrez	75,294,428	31,372	20,040

b. For the election of four Directors of TDS by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-vote
Kimberly D. Dixon	82,173,822	4,933,071	5,932,727
George W. Off	38,550,999	48,555,894	5,932,727
Wade Oosterman	82,710,860	4,396,033	5,932,727
Dirk S. Woessner	82,645,786	4,461,107	5,932,727

2.Proposal to ratify the selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accountants for the year ending December 31, 2024.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
124,894,185	1,163,391	27,421	—

3.Proposal to approve an amendment to the TDS 2022 Long-Term Incentive Plan to authorize an additional 7 million Common Shares available for issuance under the plan.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
110,395,184	12,329,066	105,294	3,255,453

4.Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in TDS' Proxy Statement dated April 19, 2024 (commonly known as "Say-on-Pay").

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
94,130,871	28,587,228	111,445	3,255,453

5.The shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share was not voted on because it was not properly presented at the meeting, as neither the shareholder proponent nor their designee was in attendance.

Item 9.01. Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1
Amendment One to the Telephone and Data Systems, Inc. 2022 Long-Term Incentive Plan and Telephone and Data Systems, Inc. 2022 Long-Term Incentive Plan, are hereby incorporated by reference from Exhibit A and Exhibit B, respectively, to the TDS definitive proxy statement dated April 19, 2024, which was filed with the SEC on Schedule 14A on April 19, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	May 23, 2024	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer